UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2009

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Finish Line, Inc. 2009 Incentive Plan

At the 2009 Annual Meeting of Shareholders of The Finish Line, Inc. (the “Company”) held today, July 23, 2009, the Company’s shareholders approved and adopted The Finish Line, Inc. 2009 Incentive Plan (the “2009 Plan”), which was previously approved by the Company’s Board of Directors.  A copy of the 2009 Plan was filed as Appendix C to the Company’s definitive proxy statement for the annual meeting filed with the Securities and Exchange Commission on June 23, 2009 (the “Proxy Statement”).

The 2009 Plan is an equity incentive plan that (i) allows the Company to make additional grants of restricted stock to participants since the Company has reached its limit on such grants under its 2002 Stock Incentive Plan (As Amended and Restated July 21, 2005) (the “2002 Plan”) (called incentive stock under the 2002 Plan); (ii) provides the Company with the authority to make various other awards for up to 6,500,000 Class A Common Shares and Class B Common Shares (which are limited to 2,500,000 Class A Common Shares and Class B Common Shares for all awards other than options and stock appreciation rights); (iii) limits future grants under the 2002 Plan to awards from shares returned to the 2002 Plan by forfeiture after July 23, 2009 and allows the Company to offer the holders of unvested incentive stock awards under the 2002 Plan the right to exchange their Class A Common Shares for Class B Common Shares if authorized by the Board of Directors in the future; (iv) allows the Company to offer the holders of unvested incentive stock awards under the 2009 Plan the right to exchange their Class A Common Shares for Class B Common Shares if authorized by the Board of Directors in the future; and (v) permits the Company, at the discretion of the Compensation and Stock Option Committee of the Board of Directors (the “Committee”), to grant awards that will comply with the requirements of Section 162(m) of the Code.

The 2009 Plan is administered by the Committee, but any action that may be taken by the Committee may also be taken by the full Board of Directors.  The Committee has the authority to grant awards under the 2009 Plan, to determine the terms and conditions thereof, to adjust such terms and conditions (including accelerating the vesting of any award), to interpret the provisions of the 2009 Plan and to make all other determinations which may be necessary or advisable for the administration of the 2009 Plan.  Eligibility to participate in the 2009 Plan is limited to (i) current and prospective employees of the Company; (ii) consultants or advisors to the Company or any affiliate; and (iii) current or prospective non-employee members of the Board of Directors of the Company or its affiliates.

The 2009 Plan provides that the Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Committee may deem to be necessary or desirable: (i) bonus awards; (ii) stock options (both incentive stock options and non-qualified stock options); (iii) stock appreciation rights; (iv) restricted stock; (v) deferred stock; and (vi) performance awards (both performance units and performance shares).  The Committee has full authority to determine the number of Class A Common Shares or Class B Common Shares subject to awards.

Unless otherwise specifically provided in an award agreement, in the event of a sale of the Company, including, without limitation, the sale of all or substantially all of the assets of the Company, a merger or consolidation involving the Company in which it is not the survivor, and the acquisition of more than 50% of the voting power of the Company’s shares by a person or group of persons acting in concert, the Committee may provide that the bonus awards, stock options, stock appreciation rights, restricted stock, and deferred stock shall vest immediately and any performance goal or other condition with respect to performance share awards and performance unit awards shall be deemed satisfied and/or any award shall terminate or be cancelled if not exercised as of the date of such event.  In addition, the Committee may substitute for the Company shares subject to awards the securities of another entity and make equitable adjustments with respect to such substitution.

The 2009 Plan will remain in effect until terminated by the Company or until all shares available for award under the 2009 Plan have been granted.  No incentive stock options may be granted after July 23, 2019.  The Board of Directors may amend, alter, or discontinue the 2009 Plan at any time, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of a participant under a granted award without the participant’s consent.  Any amendments to the 2009 Plan will require shareholder approval to the extent required by federal or state law or any regulations or rules promulgated thereunder or the rules of the NASDAQ Stock Market.

In connection with the amendments to the Company’s Restated Articles of Incorporation described below, if the Company issues Class B Common Shares, including under the 2009 Plan, resulting in the holders of all Class B Common Shares holding greater than 41% of the total voting power of the Company’s shares as of the record date for any shareholders’ meeting, then the number of votes per share of each holder of Class B Common Shares will automatically be reduced on a proportionate basis so that the holders of Class B Common Shares hold in the aggregate no more than 41% of the Company’s total voting power.  In addition, any Class B Common Shares issued in the future under the 2009 Plan to employees and directors of the Company will automatically convert into Class A Common Shares upon the death or termination of employment of such employees or service of such directors, and all outstanding Class B Common Shares will be converted into Class A Common Shares as of the day after the Company’s shareholders’ meeting to be held in 2012.

The above description of the 2009 Plan is not complete and is qualified in its entirety by reference to the full text of the 2009 Plan, a copy of which is filed as Exhibit 10.1 to this report on Form 8-K and is incorporated by reference herein.  Copies of the forms of non-qualified stock option award agreement and restricted stock award agreement to be used for awards under the 2009 Plan also are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference herein.

Amendment to the 2002 Stock Incentive Plan of The Finish Line, Inc.

Also at the Company’s 2009 Annual Meeting of Shareholders, the Company’s shareholders approved an amendment (the “Amendment”) to the 2002 Plan.  A copy of the Amendment to the 2002 Plan was filed as Appendix B to the Company’s Proxy Statement.

The Amendment adds the Company’s Class B Common Shares as a class of stock that may be awarded under the 2002 Plan.  Before the Amendment, the Company only was permitted to award Class A Common Shares under the 2002 Plan.  The purpose of the Amendment is to permit the Board of Directors to allow the holders of any remaining unvested Class A Common Shares under the 2002 Plan to exchange those shares for an equal number of unvested Class B Common Shares, if authorized by the Board of Directors in the future, and allows the Company to replace any Class A Common Shares represented by outstanding awards that are forfeited in the future with Class B Common Shares.  These are the only two scenarios under which Class B Common Shares may be issued under the 2002 Plan.  Notwithstanding the approval of the Amendment by the Company’s shareholders, the Board of Directors has no present intent to issue Class B Common Shares under the 2002 Plan, whether in exchange for any Class A Common Shares or otherwise.

The principal features of the 2002 Plan, as amended by the Amendment, are summarized in greater detail in the Company’s Proxy Statement under the caption “Approval of Amendments to the 2002 Stock Incentive Plan,” which summary is incorporated by reference herein.  Moreover, the above description of the Amendment to the 2002 Plan is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.4 to this report on Form 8-K and is incorporated by reference herein.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2009, the Company amended and restated its Restated Articles of Incorporation (as amended, the “Restated Articles”) to effect a number of amendments relating to the Company’s dual class stock structure.

First, the Restated Articles provide for the conversion of all outstanding high voting Class B Common Shares into Class A Common Shares as of the day after the Company’s annual shareholders’ meeting to be held in 2012, and eliminate the prior provision in the Company’s restated articles of incorporation which automatically converted all Class B Common Shares into Class A Common Shares on a one-to-one basis only once they constituted less than 5% of the total common shares outstanding as of a record date for an annual meeting.

Second, the Restated Articles also contain an amendment limiting the aggregate voting power of the Company’s Class B Common Shares.  Under this provision, if at any time the holders of all Class B Common Shares hold greater than 41% of the total voting power of the Company’s shares as of the record date for any shareholders’ meeting, then the number of votes per share of each holder of Class B Common Shares will automatically be reduced (on a proportionate basis) so that the holders of Class B Common Shares hold in the aggregate no more than 41% of the Company’s total voting power.

The Restated Articles further provide for the automatic conversion of Class B Common Shares issued to Company employees or directors into Class A Common Shares upon each such person’s death or termination of employment or service.

The foregoing amendments were recommended by the Company’s Board of Directors on April 24, 2009; approved by the Company’s shareholders at the 2009 Annual Meeting of Shareholders held today, July 23, 2009; and became effective on the same date by the filing of a restatement of articles of incorporation with the Indiana Secretary of State.

The main objective of the amendments effected by the Restated Articles is the transition to a more customary corporate governance structure for the Company.  In this regard, the Restated Articles phase out the Company’s dual class stock structure over a reasonable but fixed period of time, while at the same time maintaining the stability afforded by the dual class stock structure for a period of up to three years to reduce the risk of potentially harmful unsolicited takeover activities and permit the Company to finalize and implement its new strategic plans.

A more detailed description of the background and reasons for the amendments effected by the Restated Articles is set forth in the Company’s Proxy Statement under the caption “Background and Reasons for Proposals Relating to Higher Vote Class B Common Shares,” which description is incorporated by reference herein.  Moreover, the above description of the Restated Articles is not complete and is qualified in its entirety by reference to the full text of the Restated Articles, a copy of which is filed as Exhibit 3.1 to this report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

3.1	Restated Articles of Incorporation of The Finish Line, Inc.
10.1	The Finish Line, Inc. 2009 Incentive Plan
10.2	Form of The Finish Line, Inc. 2009 Incentive Plan Non-Qualified Stock Option Award Agreement
10.3	Form of The Finish Line, Inc. 2009 Incentive Plan Restricted Stock Award Agreement
10.4	Amendment No. 3 to the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: July 23, 2009	By:	/s/ Edward W. Wilhelm
Edward W. Wilhelm
Executive Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Restated Articles of Incorporation of The Finish Line, Inc.
10.1	The Finish Line, Inc. 2009 Incentive Plan
10.2	Form of The Finish Line, Inc. 2009 Incentive Plan Non-Qualified Stock Option Award Agreement
10.3	Form of The Finish Line, Inc. 2009 Incentive Plan Restricted Stock Award Agreement
10.4	Amendment No. 3 to the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005)